UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CNL LIFESTYLE PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing party:
	(4)	Date Filed:

ACTION IS NEEDED ON YOUR INVESTMENT IN:

CNL Lifestyle Properties

PLEASE VOTE NOW

Recently, we sent you proxy materials regarding the Special Meeting of Stockholders that is scheduled for March 24, 2017. Our records indicate that we have not received your voting instructions. We urge you to vote as soon as possible to allow CNL Lifestyle Properties to obtain the necessary number of votes required to hold the meeting as scheduled.

Voting is quick and will only take a few minutes of your time.

CNL Lifestyle Properties offers three easy methods for you to vote:

VOTE BY PHONE	VOTE BY MAIL	VOTE ONLINE

Call 1-855-325-6668 Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern time to speak with a proxy specialist.

OR

If you have your proxy materials, call 800-690-6903 and follow the touch-tone prompts to vote.

	Return the executed proxy card in the postage-paid envelope provided so it is received before March 24, 2017.	Visit proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

If you did not receive your proxy materials or cannot locate them, please call to speak to an agent who can help you cast your vote.

1-855-325-6668

Your vote is important no matter the size of your investment.

Please vote promptly.